                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             STEPAN COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                STEPAN COMPANY

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 6, 1997
                                 AT 9:00 A.M.
To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of STEPAN COMPANY will be held at the Company's Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Tuesday, May 6, 1997, at 9:00 a.m., for the following purposes:

  1.  To elect two Directors to the Board.

  2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for 1997.

  3. To transact such other business as may properly come before the meeting.

  The Board of Directors has designated the close of business on March 7, 1997, as the record date for determining holders of 5 1/2% Convertible Preferred Stock and Common Stock entitled to notice of and to vote at the meeting.

  A copy of the Company's Annual Report for the year 1996 is enclosed with this notice.

                                          By Order of the Board of Directors

                                             JEFFREY W. BARTLETT
                                                  Secretary

Northfield, Illinois
March 28, 1997

  THE BOARD OF DIRECTORS OF THE COMPANY EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU PLAN TO ATTEND THE MEETING, IT WILL BE NECESSARY TO OBTAIN AN ADMISSION CARD AND A REQUEST FORM IS ALSO ENCLOSED. AN ADMISSION CARD WILL BE ISSUED UPON REQUEST IN THE NAME OF EACH STOCKHOLDER OF RECORD. EACH ADMISSION CARD IS VALID ONLY FOR THE ADMISSION OF THE STOCKHOLDER OF RECORD OR BONA FIDE BENEFICIAL OWNER OR A DESIGNATED PROXY. BONA FIDE BENEFICIAL OWNERS OF SHARES THAT ARE REGISTERED IN THE NAME OF A BROKER OR OTHER NOMINEE SHOULD BRING PROOF OF BENEFICIAL OWNERSHIP. NO OTHER PERSONS WILL BE ADMITTED TO THE ANNUAL MEETING OF STOCKHOLDERS.

                                                                 March 28, 1997

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

                                STEPAN COMPANY

                      EDENS EXPRESSWAY AND WINNETKA ROAD
                          NORTHFIELD, ILLINOIS 60093

                    TO BE HELD AT 9:00 A.M. ON MAY 6, 1997

  The enclosed proxy is solicited by the Board of Directors of the Company and the entire expense of solicitation will be borne by the Company. Such solicitation is being made by mail and the Company may also use its Officers and its regular employees to solicit proxies from stockholders personally or by telephone or letter. Arrangements will be made with the brokers, custodians, nominees, or other fiduciaries who so request for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in that connection.

  At the close of business on March 7, 1997, the record date for the meeting, there were 776,764 shares of 5 1/2% Convertible Preferred Stock ("Preferred Stock") outstanding, each share of which is convertible into 1.14175 shares of Common Stock and is entitled to 1.14175 votes on each matter to be voted on at the meeting, and, assuming the Preferred Stock were converted, there would be 10,735,347 shares of Common Stock outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting.

  This proxy statement and proxy are being sent or given to stockholders commencing on March 28, 1997. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy.

                            PRINCIPAL STOCKHOLDERS

  As of March 7, 1997, the only persons known to the Company to beneficially own more than five percent of the Company's Common Stock were the following:

                           NUMBER OF SHARES OF COMMON
                                      STOCK
                            BENEFICIALLY OWNED (2)(9)
                           ----------------------------------------  PERCENTAGE
                              VOTING AND                                 OF
                           INVESTMENT POWER                         OUTSTANDING
                           ---------------------------      TOTAL    SHARES OF
         NAME(1)             SOLE              SHARED      SHARES   COMMON STOCK
         -------           ---------           -------    --------- ------------
F. Quinn Stepan (4)......  1,816,864(6)(7)(10) 661,224(3) 2,478,088    23.0%
Paul H. Stepan (4).......    223,799           661,224(3)   885,023     8.2%
Plan Committee for Stepan
 Company Qualified Plans.    842,909(5)(8)                  842,909     7.8%
Dimensional Fund Advisors
 Inc.....................    554,700(11)                    554,700     5.1%

  As of March 7, 1997, the only persons known to the Company to beneficially own more than five percent of the Company's Preferred Stock were the following:

                                 NUMBER OF SHARES OF
                                   PREFERRED STOCK
                               BENEFICIALLY OWNED (2)
                               --------------------------------
                                 VOTING AND
                                 INVESTMENT                      PERCENTAGE OF
                                    POWER                         OUTSTANDING
                               ---------------------     TOTAL     SHARES OF
           NAME(1)              SOLE         SHARED     SHARES  PREFERRED STOCK
           -------             -------       -------    ------- ---------------
F. Quinn Stepan (4)...........               166,480(3) 166,480      21.4%
Paul H. Stepan (4)............ 159,616       166,480(3) 326,096      41.9%
Plan Committee for Stepan
 Company Qualified Plans......  96,728(5)(8)             96,728      12.4%
Mary Louise Stepan (4)........  76,872                   76,872       9.8%
Mary Louise Wehman (4)........  76,872                   76,872       9.8%
John Stepan (4)...............  76,872                   76,872       9.8%

--------
 (1) Except as otherwise set forth herein, the address of all persons named is Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.
 (2) Represents number of shares beneficially owned as of March 7, 1997. Number of shares owned includes shares held by the spouses of F. Quinn Stepan and Paul H. Stepan and shares held by the persons listed in the table, as trustee or custodian for the benefit of children where the trustee or custodian has voting or investment power.
 (3) F. Quinn Stepan and Paul H. Stepan are managing partners of a family-owned limited partnership which is the sole general partner in another family-owned limited partnership which owns 471,146 shares of Common Stock and 166,480 shares of Preferred Stock. The shares owned by the partnership are included in the tables for both F. Quinn Stepan and Paul
     H. Stepan.
 (4) Mary Louise Stepan is the mother of F. Quinn Stepan, Paul H. Stepan, John Stepan and Mary Louise Wehman.
 (5) The members of the Plan Committee are J. A. Hartlage, W. J. Klein and C.
     O. Gardiner, all of whom are employees of the Company.
 (6) Includes 4,149 shares of Common Stock allocated to F. Quinn Stepan under the Employee Stock Ownership Plan.
 (7) Includes 467,000 shares which F. Quinn Stepan has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans.
 (8) Represents shares held by Citibank, F.S.B. (Citibank) as Trustee for the Company's Trust for Qualified Plans. Citibank is also the Trustee for the Company's Employee Stock Ownership Plan. Citibank expressly denies any beneficial ownership in the securities of these Plans.
 (9) Includes the number of shares of Common Stock which the specified person has the right to acquire by conversion of Preferred Stock beneficially owned by such person.
(10) Includes 219,407 shares of Common Stock credited to F. Quinn Stepan's stock account under the 1992 Management Incentive Plan. Under the 1992 Management Incentive Plan, amounts credited to an employee's stock account at termination of his employment may be paid in Common Stock at the employee's election.
(11) Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, a registered investment advisor, is deemed to have beneficial ownership of 554,700 shares of Company stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's Officers and Directors, and persons who own more than 10 percent of the Company's Common Stock or

Preferred Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock or Preferred Stock with the Securities and Exchange Commission, the New York Stock Exchange, the Chicago Stock Exchange and the Company. Based solely upon a review of the copies of such forms received by it during or with respect to its most recent fiscal year, or written representations from certain reporting persons, the Company believes that Walter J. Klein and Paul H. Stepan each filed one late report of one transaction and M. Mirghanbari filed two late reports of two transactions.

                             ELECTION OF DIRECTORS

  The persons named in the enclosed Proxy will vote for the election of the nominees named below as Directors of the Company to hold office until the Annual Stockholders' Meeting to be held in the year 2000.

  Under the Company's Certificate of Incorporation and Bylaws, Directors are elected by a plurality of the voting power of the shares of Preferred Stock and Common Stock present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. The outcome of the election will not be affected by shares that withhold authority to vote in the election.

  In the event any one or more of such nominees shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as Director, if elected.

NOMINEES FOR DIRECTOR

  The following table sets forth certain information about the nominees for
Director:

                               PRINCIPAL OCCUPATION AND
                                  BUSINESS EXPERIENCE
                                        DURING              YEAR OF    NUMBER AND PERCENT
                                 THE PAST FIVE YEARS,        FIRST    OF SHARES OF COMMON
                                         OTHER            ELECTION AS  STOCK BENEFICIALLY
  NAME OF NOMINEE                DIRECTORSHIPS AND AGE     DIRECTOR         OWNED (1)
  ---------------              ------------------------   ----------- -----------------------
 Robert D. Cadieux...........  Currently self-employed.      1992         19,028(2)      *
                                From 1993 to January
                                1995, President and
                                Chief Executive Officer
                                of Air Liquide America
                                Corporation, a
                                manufacturer of
                                industrial gases. From
                                1991 to 1993, Executive
                                Vice President of Amoco
                                Corporation.
                                Age-- 59
 Paul H. Stepan..............  Executive Director,           1977        885,023(2)    8.2%
                                Mesirow Financial, an                           (3)
                                investment banking                              (4)
                                operation, 1993 to
                                present. President and
                                Director of Paul Stepan
                                & Associates, Inc., a
                                real estate development
                                firm, since June 1985.
                                General Partner of
                                Stepan Venture which is
                                involved in various
                                venture capital
                                investments. Vice
                                Chairman, Hostmark
                                Management Company from
                                November 1993 to
                                October 1994.
                                President, Merchant
                                Banking, Mesirow
                                Capital Markets, an
                                investment banking
                                operation, from January
                                1990 to 1993.
                                Age--53

*Less than one percent of outstanding shares.

--------
(1) Represents number of shares beneficially owned as of March 7, 1997. Number of shares includes shares owned by the spouse of a Director and shares held by a Director or their spouse as trustee or custodian for the benefit of minor children where the trustee or custodian has voting or investment power.
(2) Includes 3,426 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plan.
(3) See Note (3) to tables under Principal Stockholders.
(4) See Note (9) to tables under Principal Stockholders.

DIRECTORS WHOSE TERMS CONTINUE

  The following table sets forth certain information about those Directors who are not up for reelection as their term of office does not expire this year:

                          PRINCIPAL OCCUPATION AND
                             BUSINESS EXPERIENCE                            NUMBER AND PERCENT
                                   DURING                                      OF SHARES OF
                            THE PAST FIVE YEARS,        YEAR OF                COMMON STOCK
                                    OTHER            FIRST ELECTION  TERM   BENEFICIALLY OWNED
  NAME OF DIRECTOR          DIRECTORSHIPS AND AGE     AS DIRECTOR   EXPIRES         (1)
  ----------------        ------------------------   -------------- ------- ------------------
 Thomas F. Grojean....... Chairman and Chief              1977       1999       32,250(2)    *
                           Executive Officer of
                           Burlington Motor
                           Carriers, Inc.
                           Chairman, Chief
                           Executive Officer and
                           sole owner of Schanno
                           Transportation, Inc.
                           Both firms are
                           nationwide truckload
                           freight carriers.
                           Age--58
 James A. Hartlage....... Senior Vice President--         1984       1999      970,968(3)  9.0%
                           Technology and                                             (4)
                           Operations of the                                          (6)
                           Company since 1995;                                        (9)
                           Senior Vice President--
                           Technology of the
                           Company from 1992 to
                           1995; Vice President--
                           Technology of the
                           Company from 1980 to
                           1992.
                           Age--59
 Robert G. Potter........ Corporate Executive Vice        1995       1998        2,786(10)   *
                           President and Member,
                           Management Board, of
                           Monsanto Company, a
                           manufacturer of
                           agricultural products,
                           performance chemicals,
                           prescription
                           pharmaceuticals and
                           food ingredients, since
                           February 1995.
                           Corporate Executive
                           Vice President of
                           Monsanto Company and
                           President of Monsanto
                           Chemical Company from
                           1990 to 1992. Advisory
                           Director of Monsanto
                           Company and Director of
                           Southdown, Inc.
                           Age--57

                            PRINCIPAL OCCUPATION
                                    AND
                            BUSINESS EXPERIENCE                           NUMBER AND PERCENT
                                   DURING                                    OF SHARES OF
                            THE PAST FIVE YEARS,      YEAR OF                COMMON STOCK
                                   OTHER           FIRST ELECTION  TERM   BENEFICIALLY OWNED
  NAME OF DIRECTOR         DIRECTORSHIPS AND AGE    AS DIRECTOR   EXPIRES         (1)
  ----------------         ---------------------   -------------- ------- ------------------
 F. Quinn Stepan......... Chairman and Chief            1967       1998   2,478,088(5)  23.0%
                           Executive Officer of                                    (7)
                           the Company since                                       (8)
                           November 1984.                                          (11)
                           President and Chief
                           Operating Officer of
                           the Company since
                           1973.
                           Age--59

*Less than one percent of outstanding shares.
--------
 (1) See Note (1) to table under Nominees for Director.
 (2) See Note (2) to table under Nominees for Director.
 (3) Includes all shares deemed beneficially owned by the Plan Committee, of which J.A. Hartlage is a member. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement dated June 1, 1996, with Citibank, F.S.B. See Principal Stockholders.
 (4) Includes 67,600 shares of Common Stock which J.A. Hartlage has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans, 2,439 shares allocated to J.A. Hartlage under the Employee Stock Ownership Plan, and 5,867 shares credited to J.A. Hartlage's stock account under the 1992 Management Incentive Plan.
 (5) See Note (3) to tables under Principal Stockholders.
 (6) See Note (5) to tables under Principal Stockholders.
 (7) See Note (6) to tables under Principal Stockholders.
 (8) See Note (7) to tables under Principal Stockholders.
 (9) See Note (9) to tables under Principal Stockholders.
(10) Includes 994 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plan.
(11) See Note (10) to tables under Principal Stockholders.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table sets forth as of the close of business on March 7, 1997, the stock ownership of those Officers listed in the Compensation Table who are not Directors and the stock ownership of Directors and Officers as a group on such date:

                                                               NUMBER AND
                                                               PERCENT OF
                                                               SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY
               NAME                                             OWNED(1)
               ----                                          -----------------
      Jeffrey W. Bartlett...................................    32,683(2)    *
      Ronald L. Siemon......................................    68,462(3)    *
      M. Mirghanbari........................................    77,877(4)    *
      All Directors and Officers(5)......................... 4,135,667    38.5%

*Less than one percent of outstanding shares.
--------
(1) Number of shares for each Officer (and Directors and Officers as a group) includes (a) shares owned by the spouse of the Director or Officer and shares held by the Director or Officer or his spouse as trustee or custodian for the benefit of minor children where the trustee has voting or investment power and (b) shares of Common Stock which may be acquired within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans or conversion of Preferred Stock.

(2) Includes 2,008 shares allocated to Jeffrey W. Bartlett under the Employee Stock Ownership Plan, 8,000 shares that Jeffrey W. Bartlett has the right to acquire under a stock option plan, and 6,213 shares credited to Jeffrey
    W. Bartlett's stock account under the 1992 Management Incentive Plan.
(3) Includes 1,595 shares allocated to Ronald L. Siemon under the Employee Stock Ownership Plan, 36,800 shares that Ronald L. Siemon has the right to acquire under stock option plans, and 10,643 shares credited to Ronald L. Siemon's stock account under the 1992 Management Incentive Plan.
(4) Includes 1,922 shares allocated to M. Mirghanbari under the Employee Stock Ownership Plan and 59,000 shares that M. Mirghanbari has the right to acquire under stock option plans.
(5) As of March 7, 1997, all Directors and Officers as a group beneficially owned 335,724 shares of Preferred Stock, which represented 43% of the outstanding Preferred Stock and were convertible into 383,312 shares (3.5%) of Common Stock. As of March 7, 1997, Company-employed Directors and Officers as a group had the right to acquire 780,200 shares of Common Stock under stock options exercisable within 60 days, 16,687 shares of Common Stock were allocated to Company-employed Directors and Officers under the Employee Stock Ownership Plan, and 252,311 shares of Common Stock were credited to stock accounts of Company-employed Directors and Officers under the 1992 Management Incentive Plan.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  There were four regular meetings and one special meeting of the Board of Directors during 1996. During 1996, none of the Directors attended fewer than 75 percent of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which such Director was a member.

  The Board of Directors has an Audit Committee which held two meetings in 1996. The functions of the Audit Committee include annual consideration of the selection of independent auditors, meeting with the auditors before the year-end audit to review the proposed scope of work of the audit, meeting with the auditors at the completion of the year-end audit to review the results of the audit, review of the auditors' memorandum setting forth findings and suggestions regarding internal control, financial policies and procedures and management's response thereto, review of the internal audit program of the Company and review of unusual or significant financial transactions. The members of the Audit Committee are Messrs. Cadieux, Grojean and Potter.

  The Board of Directors has a Compensation Committee which held two meetings in 1996. The functions of the Compensation Committee include reviewing the salaries of the Officers of the Company each year, adjusting them as appropriate, approving all management incentive awards and approving proposals for granting of stock options. The members of the Compensation Committee are Messrs. Cadieux, Grojean, Potter and P. Stepan.

  The Board of Directors has no Nominating Committee.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth a summary of the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the years indicated.

                                     ANNUAL        LONG-TERM
                                  COMPENSATION    COMPENSATION
                               ------------------ ------------
  NAME AND PRINCIPAL                               AWARDS OF      ALL OTHER
  POSITION                YEAR  SALARY    BONUS     OPTIONS    COMPENSATION(1)
  ------------------      ----  ------   -------- ------------ ---------------
F. Quinn Stepan.........  1996 $ 431,667 $      0  65,250 shs      $18,875
 Chairman, President      1995   418,333  308,750     -0-           20,469
 and CEO                  1994   400,000   92,250 200,000 shs       17,606
Jeffrey W. Bartlett.....
 Vice President, General  1996 $ 173,333 $200,000  15,000 shs      $ 7,792
 Counsel and Regulatory   1995   163,000   59,100     -0-            8,224
 Affairs                  1994   151,000   41,500   8,000 shs        8,391

                                    ANNUAL        LONG-TERM
                                 COMPENSATION    COMPENSATION
                               ----------------- ------------
  NAME AND PRINCIPAL                              AWARDS OF      ALL OTHER
  POSITION                YEAR  SALARY    BONUS    OPTIONS    COMPENSATION(1)
  ------------------      ----  ------   ------- ------------ ---------------
James A. Hartlage.......
 Senior Vice President -  1996 $ 241,667 $38,650  15,600 shs      $10,655
 Technology and           1995   221,875 120,350     -0-           11,017
 Operations               1994   196,333  72,850  40,000 shs       10,086
Ronald L. Siemon........
 Vice President and       1996 $ 169,000 $67,600  10,950 shs      $ 7,414
 General Manager          1995   154,667  73,850     -0-            7,662
 Polymers                 1994   146,667  56,300  24,000 shs        8,020
M. Mirghanbari..........
 Vice President--         1996 $ 181,000 $28,650  11,550 shs      $ 8,045
 Manufacturing and        1995   170,333  92,050     -0-            8,505
 Engineering              1994   161,667  52,100  16,000 shs        8,713

--------
(1) For 1996, represents awards to each listed individual of a forfeiture allocation of $65 under the Company's Employee Stock Ownership Plan ("ESOP") as well as dividends on shares in each listed individual's ESOP account as follows: Mr. Stepan: $2,102; Mr. Bartlett: $1,017; Mr.
    Hartlage: $1,235; Mr. Siemon: $807; and Mr. Mirghanbari: $973. Also includes awards of $5,807 under the Company's Profit Sharing Plan ("Profit Sharing") as well as awards under the Company's Supplemental Profit Sharing Plan as follows: Mr. Stepan: $10,901; Mr. Bartlett: $903; Mr.
    Hartlage: $3,548; Mr. Siemon: $735; and Mr. Mirghanbari: $1,200. The $65 ESOP forfeiture allocation amount and the $5,807 Profit Sharing amount were restricted due to limitations imposed by the Revenue Reconciliation Act of 1993.

  The following table provides information concerning individual grants during 1996 of stock options made to each of the named executive officers.

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                     ASSUMED ANNUAL RATES OF
                                                                                  STOCK PRICE APPRECIATION FOR
                                            INDIVIDUAL GRANTS                              OPTION TERM
                         -------------------------------------------------------- ------------------------------
                          NUMBER OF
                         SECURITIES  PERCENT OF TOTAL
                         UNDERLYING  OPTIONS GRANTED
                           OPTIONS   TO EMPLOYEES IN  EXERCISE OR BASE EXPIRATION
NAME                     GRANTED (#)   FISCAL YEAR      PRICE ($/SH)      DATE          5%            10%
----                     ----------- ---------------- ---------------- ---------- -------------- ---------------
F. Quinn Stepan.........    65,250         24.6%           $19.75       5-06-06   $      810,449 $    2,053,836
Jeffrey W. Bartlett.....    15,000          5.6%            19.75       5-06-06          186,310        472,146
James A. Hartlage.......    15,600          5.8%            19.75       5-06-06          193,762        491,032
Ronald L. Siemon........    10,950          4.1%            19.75       5-06-06          136,006        344,667
M. Mirghanbari..........    11,550          4.3%            19.75       5-06-06          143,459        363,553
                       OPTION GRANTS IN LAST FISCAL YEAR


  The following additional computations are examples of hypothetical gains by all common stockholders and the above optionees on the same assumptions set forth above, that is, at assumed annual rates of common stock appreciation of 5% and 10%, respectively, for the term of the above options. Such assumed rates are prescribed by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's
Common Stock prices. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors.

All common
 stockholders...........       N/A          N/A               N/A           N/A   $  133,340,190 $  337,910,222
All above optionees.....   118,350        44.6%            $19.75       5-06-06   $    1,469,986 $    3,725,234
Above optionees gain
 as % of all
 stockholders gain......       N/A          N/A               N/A           N/A             1.1%           1.1%

  The following table provides information concerning exercises during 1996 of stock options and as to option values at year-end.

   1996 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION
                                    VALUES

                           SHARES              NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          ACQUIRED            UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                             ON      VALUE   OPTIONS AT 1996 YEAR-END        1996 YEAR-END
          NAME            EXERCISE  REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ---------- -------- ------------------------- -------------------------
F. Quinn Stepan.........    -0-       -0-       467,000/65,250 shs         $3,535,782/40,781
Jeffrey W. Bartlett.....  8,000 shs $ 29,000      8,000/15,000 shs              17,251/9,375
James A. Hartlage.......  6,000 shs   59,250     67,600/15,600 shs             373,283/9,750
Ronald L. Siemon........ 12,000 shs  120,000     36,800/10,950 shs             213,233/6,844
M. Mirghanbari..........  2,200 shs   12,168     59,600/11,550 shs             453,875/7,219

DIRECTORS' FEES

  Directors who are not also Officers of the Company are currently being paid an annual Director's fee of $32,000 plus $1,100 for attendance at each Board of Directors meeting, Audit Committee meeting and Compensation Committee meeting. No such fees are paid to Directors who are also Officers of the Company. Under the Company's 1965 Directors' Deferred Compensation Plan, the Company has entered into agreements with certain of its non-employee Directors under which a Director, at his election, may defer receipt of his Director's fees and such deferred fees are (i) used to purchase shares of the Company's Common Stock and such shares and future distributions thereon are deposited in the Director's account, (ii) credited to the Stepan Company Deferred Income Account, (iii) used to purchase shares of selected publicly-traded mutual funds or (iv) divided equally between the purchase of shares of the Company's Common Stock, the Stepan Company Deferred Income Account and shares of selected publicly traded mutual funds. Funds in the Stepan Company Deferred Income Account may not be used to purchase shares of the Company's Common Stock, but earn interest at the same rate as bonds with a maturity of ten years. At the election of a Director, deferred payments may be made in shares of Stepan Common Stock or cash based on the fair market value of the Director's account at distribution, which commences, depending upon the terms of the agreement with the particular Director, upon retirement as a Director or from active or professional life or at any time between ages 60 to 70, with payments being made periodically over a period of five to ten years.

  In addition, the 1992 Stock Option Plan provides for the granting of a stock option, as of the date of the annual meeting of the Company's stockholders in each of calendar years 1998 and 2000, to each non-employee Director serving as a Director of the Company on such date to purchase the number of shares of Common Stock determined by dividing the non-employee Director's annual retainer fee for the applicable year by the fair market value of a share of Common Stock on the date of the grant. The exercise price of each share of Common Stock under a stock option granted to a non-employee Director will be equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value. The exercise price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the non-employee Director completes two continuous years of service as a non-employee Director following the date of the grant, or more than ten years after the date of the grant. The 1992 Stock Option Plan sets forth restrictions upon the exercise of stock options by non-employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

  The Company has a non-qualified, non-funded retirement income plan for the benefit of the non-employee Directors. The plan provides for a benefit after ten years of service of 50 percent of the annual Director's fee at retirement plus two percent for each year served on the Board in excess of ten years with a maximum 25 years credit in excess of ten years. Benefits commence at 70 years of age.

RETIREMENT PLANS

  The Company has a non-contributory retirement plan (the "Retirement Plan") covering all salaried employees that provides for a maximum pension benefit equal to 50 percent of the employee's average base compensation, reduced by an amount equal to 50 percent of the employee's primary Social Security benefit at age 65, for employees with 30 years of service who retire at or after age
63. Base compensation is computed on the average base salary for the five highest consecutive earnings years during the last 15 years prior to retirement. The amount of salary taken into account for any year is subject to certain limitations contained in the Internal Revenue Code ($150,000 in 1996, to be indexed in future years for inflation in accordance with IRS regulations, and subject to certain transition rules for prior years in which greater amounts of salary were permitted to be taken into account). The Company also has a nonqualified supplemental retirement plan (the "SERP") for designated executives. The SERP replaces benefits under the qualified plan that would otherwise be denied due to Internal Revenue Code limits on qualified plan benefits. The following table sets forth the maximum annual retirement income payable under the Retirement Plan and the SERP, prior to reduction by an amount equal to 50 percent of projected age 65 Social Security benefits, at age 63 for indicated salaries and lengths of service.

                                                        YEARS OF SERVICE
                                                 -------------------------------
BASE SALARY                                        15      20      25      30
-----------                                      ------- ------- ------- -------
$150,000........................................  37,500  50,025  62,475  75,000
 175,000........................................  43,750  58,363  72,888  87,500
 225,000........................................  56,250  75,037  93,712 112,500
 400,000........................................ 100,000 133,400 166,600 200,000
 450,000........................................ 112,500 150,075 187,425 225,000

  The years of credited service and the 1996 base salary (determined without regard to the limitation imposed by the Internal Revenue Code) for each of the Officers named in the cash compensation table are as follows:

                                                           YEARS OF       BASE
NAME OF INDIVIDUAL                                     CREDITED SERVICE  SALARY
------------------                                     ---------------- --------
F. Quinn Stepan.......................................        35        $431,667
Jeffrey W. Bartlett...................................        13         173,333
James A. Hartlage.....................................        19         241,667
Ronald L. Siemon......................................        27         169,000
M. Mirghanbari........................................        27         181,000

                            STOCK PERFORMANCE GRAPH

  The following performance graph compares the yearly change since December 31, 1991, in cumulative return on the Common Stock of the Company on a dividend reinvested basis to the Dow Jones Chemical Industry Index and the Russell 2000 Index. The Dow Jones Chemical Industry Index is a market-capitalization weighted grouping of 20 chemical companies, including major manufacturers of both basic and specialty products. Stepan Company is not included in this Index. The Russell 2000 Index is a market-capitalization weighted grouping of 2,000 small to medium sized companies in a broad range of industries. Stepan Company was a part of the Russell 2000 Index during 1996. The graph assumes $100 was invested on December 31, 1991, and shows the cumulative total return as of each December 31 thereafter.

                             [GRAPH APPEARS HERE]

                                           December 31
   ---------------------------------------------------------------------
                          1991    1992    1993    1994    1995    1996
   ---------------------------------------------------------------------
     Stepan Company      $100.00 $125.78 $109.17 $119.76 $136.22 $171.28
   ---------------------------------------------------------------------
     Dow Jones Chemical
      Industry Index     $100.00 $109.13 $120.79 $131.56 $172.26 $214.73
   ---------------------------------------------------------------------
     Russell 2000 Index  $100.00 $118.41 $140.80 $138.32 $177.52 $206.82

--------
* Assumes $100.00 invested on December 31, 1991, in Stepan Company common stock, Dow Jones Chemical Industry Index and Russell 2000 Index.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of the following non-employee Directors: Messrs. Cadieux, Grojean, Potter and P. Stepan. During 1996, Mr. Grojean served as Chairman for the Committee. All issues pertaining to corporate officer compensation are submitted to the Committee for approval prior to implementation. Non-officer compensation for those reporting to the Chief Executive Officer is reviewed by the Committee as requested.

  The Company's guiding philosophy in executive compensation is that:

  (a) The base pay of executive officers should reflect job responsibilities and performance, and should be competitive internally to the like or comparable positions as well as being competitive externally to the like or comparable positions within the chemical industry. To this end, the Company uses job evaluation and measurement techniques consistent with modern industrial practice and sets pay policy in accordance with data supplied by Hay Associates, an independent compensation consulting firm, for base pay trends in the chemical industry.

    Within individual salary ranges, base salary levels for each executive officer are determined in accordance with performance standards set by Company policy, and in compliance with position in the salary range and the merit increase guidelines published annually for all salaried employees. A separate determination is made where an executive officer is promoted or assumes additional responsibilities which may result in an increase in excess of the merit increase guidelines.

    During 1996, merit increases for executive officers approximated the Company's merit guideline and averaged 5.1%, except in the case of four officers who were granted additional increases to position them more appropriately within their salary ranges. The average of these adjustments exceeded the merit guidelines by 7%.

    The Chairman, President and Chief Executive Officer's (CEO) salary range is determined by the same process and procedures as those of other executive officers. The CEO's salary is adjusted by the Committee in accordance with the salary merit increase guideline. During 1996, the CEO's base earnings increased by 2.3% over the prior year.

  (b) The incentive pay of executive officers should be tied directly to the performance of the Company and to the performance of the individual executive against a set of individual performance targets in a given calendar year. In years where the Company performs well against its economic targets, significant performance bonuses may be earned; if targets are not achieved or exceeded, incentive bonuses are proportionately lower or may not be paid at all.

    All executive officers have a minimum of 25% of the incentive bonus based on the performance of the Company overall (measured in Net Income) against performance targets approved by the Committee for each calendar year period.

    In 1996 the previously defined Net Income results of the Company, as adjusted for bonus purposes, were $16.6 million, which was below the Marginal level of the incentive target set by the Committee. As a result, no bonuses were paid to executive officers for this factor for 1996.

    During 1996, a secondary measure of Return on Invested Capital was implemented for certain officers and executives. The primary goal of this measurement tool is to recognize positive results in improving overall corporate Return on Invested Capital. We believe this will be a positive improvement in our methods of recognizing performance results in future years; however, in 1996, the Company's result was 6.78%, adjusted, and against the targets was Below Marginal. No incentive bonuses were paid to executives for this factor.

    The remainder of each individual executive officer's incentive bonus is based on performance measures set by mutual agreement between the executive and the CEO. The average incentive bonus for executive officers under this part of the plan was 11.6%. In 1996, a supplemental bonus was paid to one executive officer in recognition of extraordinary efforts. The supplemental bonus was $166,700 and was paid in addition to his earned incentive bonus.

    The CEO's incentive compensation is determined solely by the financial results of the Company for the year. In 1996, no incentive bonus was paid to the CEO.

  (c) Executive officers receive stock option grants on a regular schedule to promote retention of proven executives, in recognition of job performance as an encouragement to advance corporate performance results which in turn enhance the likelihood of increases in the value of Common Stock.

    In even-numbered years, stock options are granted to those executives and executive officers approved by the Committee and identified as having significant impact on the financial results and economic success and well-being of the Company. The size of stock option grants is determined based on job performance and the potential of each executive or executive officer to impact the costs, sales and/or profitability of the Company and may thus contribute to the value of the Common Stock held by stockholders. During 1996, stock options were granted to some eligible executives.

    In addition, stock options are granted at other times based on other factors that the Committee determines to be relevant. Such actions are occasioned by election, promotion or extraordinary job performance results.

  (d) Under current levels of compensation and because certain plans are "grandfathered" under current IRS regulations, the Company is unlikely to be affected by the one million dollar limit set forth in Section 162(m) of the Internal Revenue Code on the deductibility of compensation for purposes of calculating federal income tax; however, the Committee intends to consider this matter if circumstances warrant.

                                          Robert D. Cadieux
                                          Thomas F. Grojean
                                          Robert G. Potter
                                          Paul H. Stepan

                                          THE COMPENSATION COMMITTEE

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  Upon the recommendation of its Audit Committee, the Board of Directors has appointed Arthur Andersen LLP ("Andersen"), independent public accountants, auditors for the Company and its subsidiaries for the year 1997. The Board of Directors recommends to the stockholders that the appointment of Andersen as auditors for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of Andersen, the selection of auditors will be reconsidered by the Audit Committee and the Board of Directors. Representatives of Andersen are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

                  STOCKHOLDER PROPOSALS--1998 ANNUAL MEETING

  In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 1998 Annual Meeting in accordance with Securities and Exchange Commission rules, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than November 28, 1997.

                                 OTHER MATTERS

  In connection with any other business that may properly come before the meeting and of which the Board of Directors is not now aware, votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of a majority of the persons present and acting under the Proxy.

  In order to ensure the presence of the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed Proxy card promptly in the envelope provided. No postage is required if mailed in the United States. Even though you sign and return your Proxy card, you are invited to attend the meeting. As noted on the cover, a ticket will be required for admission and a request form is enclosed.

                                          By order of the Board of Directors

                                            JEFFREY W. BARTLETT
                                                 Secretary

Northfield, Illinois
March 28, 1997

PROXY                           STEPAN COMPANY                           PROXY

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     I, the undersigned hereby appoints Jeffrey W. Bartlett and Walter J. Klein, or either of them (the "Proxies"), with full power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of STEPAN COMPANY on May 6, 1997, or at any adjournment thereof.

     This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2, set forth below.

     1.  Election of Directors, Nominees: Robert D. Cadieux and Paul H. Stepan.

     2. Ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for 1997.

     In their discretion the Proxies are authorized to vote on such other business as may properly come before the meeting.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.
                 (Continued and to be signed on reverse side.)

                                STEPAN COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


[                                                                              ]

The Board of Directors recommends a vote "FOR" 1 and 2.

1.   Election of Directors--                       For  Withhold  For (Except withhold for Nominees written below)
     Nominees: Robert D. Cadieux and               [ ]    [ ]     [ ]
     Paul H. Stepan                                                      ---------------------------------------------
                                                   For  Against   Abstain
2.   Ratification of independent auditors.         [ ]    [ ]     [ ]


                             Dated:
                                    --------------------------------------- 1997

                             Signature(s)
                                          --------------------------------------

                             ---------------------------------------------------
                             Please date and sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------